UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2001

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (952) 853-8100

SIGNATURES
INDEX TO EXHIBITS
News Release dated May 21, 2001

Item 5. Other Events and Regulation FD Disclosure.

      On May 21, 2001, Ceridian issued a joint press release with Comdata Network, Inc., its wholly owned subsidiary, reporting that Comdata and Ceridian, without admitting any wrongdoing or liability and to avoid the uncertainties of jury trial litigation, entered into a Settlement Agreement and Release with Flying J, Inc., its affiliated entities TCH, LLC, CFJ Properties, Inc., TFJ and TON Services, Inc., and NCR Corporation (collectively referred to as the “Flying J Plaintiffs”), which resulted in a payment to the Flying J Plaintiffs of $49 million; license agreements entered into between Comdata and TCH, LLC and Comdata and Flying J; and a complete dismissal with prejudice of all the lawsuits. The forms of the license agreements with Flying J, Inc. and TCH, LLC are substantially similar in form to other license agreements granted by Comdata relating to (i) processing of the Comdata card services over third party point-of-sale systems, and (ii) processing of third party cards on Comdata’s Trendar point-of-sale system. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      c. Exhibits

99.1	Ceridian Corporation News Release dated May 21, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson Vice President, General Counsel and Secretary

Dated: May 21, 2001

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated May 21, 2001.	Filed electronically

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